UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) March 2, 2010

EF Johnson Technologies, Inc.

(Exact name of Registrant as specified in Charter)

Delaware	0-21681	47-0801192
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1440 Corporate Drive, Irving, Texas	75038
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code (972) 819-0700

NA

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01     Entry into a Material Definitive Agreement

On March 2, 2010, EF Johnson Technologies, Inc. (the “Company”) entered into a Sixth Amendment (the “Sixth Amendment”) effective as of March 1, 2010, to our Revolving Line of Credit Loan Agreement, Term Loan Agreement and Security Agreement (the “Loan Agreement”) with Bank of America, N.A. (the “Lender”).

For the quarter ended December 31, 2009, the Company was not in compliance with the financial covenants contained in the Loan Agreement relating to the maintenance of a maximum ratio of funded debt to EBITDA, a minimum fixed charge coverage ratio, and a minimum EBITDA.  The Company executed the Sixth Amendment whereby the Lender waived such financial covenant defaults on a one-time basis, and amended the Loan Agreement to, among other things, (i) lower the revolving line of credit from $10.0 million to $3.75 million, (ii) make all future advances under the Loan Agreement subject to the Lender’s discretion, (iii) limit the Company’s ability to obtain letters of credit unless it provides Lender with cash collateral for such letters of credit in an amount equal to 102% of the face amount of the letter of credit, (iv) require the Company to pledge additional cash collateral totaling $3.5 million for the remaining term of the Loan Agreement no later than June 15, 2010, and (v) require the Company to provide additional financial reporting to the Lender on a monthly basis.  Additionally, the Lender agreed to waive compliance by the Company with the financial covenants set forth in the Loan Agreement for the Company’s first quarter ending March 31, 2010.

In addition, the Company entered into a Fifth Amendment to the Revolving Note (the “Revolving Note Amendment”) and a Third Amendment to Term Note (the “Term Note Amendment”) to adjust the interest rate thereon to a floating rate equal to LIBOR plus 500 basis points through the term of the notes; provided, that at no time after May 31, 2010 shall the LIBOR rate be less than 200 basis points.

In connection with the Sixth Amendment, the Company agreed to pay Lender (i) a one time fee in the amount of $109,968.74 upon execution of the Sixth Amendment, (ii) additional fees based on the amounts outstanding under the Loan Agreement on each of April 19 and June 18, 2010, and (iii) certain unused line fees.

Copies of the Sixth Amendment, the Revolving Note Amendment and the Term Note Amendment are attached hereto as Exhibit 10.1, 10.2 and 10.3, respectively, and incorporated herein by reference. The information set forth herein is qualified by the terms of the Sixth Amendment, the Revolving Note Amendment and the Term Note Amendment.

Item 9.01     Financial Statements and Exhibits

(d) Exhibits

10.1

Sixth Amendment to Revolving Line of Credit Loan Agreement, Term Loan Agreement and Security Agreement by and among the Company, E. F. Johnson Company, 3e Technologies International, Inc, and Bank of America, N.A., dated as of March 1, 2010.

10.2	Fifth Amendment to Revolving Note by and among the Company, E. F. Johnson Company, 3e Technologies International, Inc, and Bank of America, N.A., dated as of March 1, 2010.

10.3	Third Amendment to Term Note by and among the Company, E. F. Johnson Company, 3e Technologies International, Inc, and Bank of America, N.A., dated as of March 1, 2010.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EF Johnson Technologies, Inc.

Date: March 5, 2010	By:	/S/ Elaine Flud Rodriguez
Elaine Flud Rodriguez
Sr. Vice President and General Counsel